Q4 FISCAL 2019 Letter to Shareholders March 16, 2020 1

Q4 Fiscal 2019 Highlights

- Posted $213.8 million of revenue, a gross margin of 12.2%, a net loss of $67.1 million on a GAAP basis, and adjusted EBITDA of $3.7 million. The impact of ASC 606 and the adjustments related to the restatement on our GAAP revenue was a reduction of $47.4 million and on our adjusted EBITDA was a reduction of $28.8 million (excluding charges for stock-based compensation).
- Achieved a record 386 acceptances, a 50.2% year-over-year increase.
- Strong end-of-year product and install backlog of 1,983 systems, with good diversity across sectors and geographies.
- California's Public Safety Power Shutoffs (PSPS) have become the "new normal" for residents and businesses, as these are projected to continue for the next 10 years. Businesses are increasingly seeking microgrid solutions to safeguard their operations, employees and customers from these events.

"We are pleased to have delivered another great quarter for revenue and record acceptances – a strong ending to the year. For 2019, we grew acceptances by 48% and expanded our backlog by 43% to set us up for a solid 2020. Our positive momentum continues as tailwinds bolster our value proposition of reliability, resiliency, and cost effectiveness for our customers."

KR Sridhar, Founder, Chairman and CEO, Bloom Energy

Dear Shareholder,

Since Bloom Energy was founded nearly 20 years ago, our mission has been to deliver clean, reliable, and affordable energy for everyone in the world – a mission that we have been highly successful in executing against. We have a strong sense of pride in our company and all that we have accomplished and believe that the best of Bloom Energy is ahead of us.

In Q4 2019, we continued to launch new programs and advance our technology platform. For example, to help our customers prepare for future wildfire seasons, we launched a new Quick-Deploy Microgrid Program for PSPS readiness. In Korea, our flagship 8.35 MW power tower project achieved its first year of commercial operations. In India, we booked the first commercial scale on-site biogas-to-electricity project in the country. In addition, we continued to invest to support the development of our next generation of Bloom Energy

Q4 Fiscal 2019 Key Results

GAAP Revenue ($M)

$213.8M


$633.7
$786.2
$157.4
$224.6
$213.8
FY'18
FY'19
Q4'18
Q3'19
Q4'19

Impact of ASC 606 and Restatement Related Adjustments to Revenue ($M)

$47.4 M


$108.4
$142.9
$56.2
$8.9
$47.4
FY'18
FY'19
Q4'18
Q3'19
Q4'19

Total Acceptances (100 kW units)

386 systems


809
1,194
257
302
386
FY'18
FY'19
Q4'18
Q3'19
Q4'19

GAAP Gross Margin

12.2%


17.0%
12.9%
5.1%
19.4%
12.2%
FY'18
FY'19
Q4'18
Q3'19
Q4'19

Non-GAAP Gross Margin (excluding SBC)

16.2%


21.7%
18.7%
18.1%
23.0%
16.2%
FY'18
FY'19
Q4'18
Q3'19
Q4'19

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Servers, as well as new product applications for zero carbon-based solutions, such as biogas and hydrogen fuel applications.

Additionally, we saw an acceleration in global customer demand and interest in our platform through the year that drove sales wins, including in Q4, which was another record quarter for us. We delivered record acceptances in Q4 – a strong ending to the year. For Q4 2019, we grew acceptances by 50.2% and revenue by 35.8%, as compared to Q4 2018. For FY 2019, we grew acceptances by 47.6% and revenue by 24.1%, as compared to FY 2018, and expanded our backlog by 43.3% to set us up for a solid 2020. This positive momentum continues bolstered by our long-stated value propositions of reliability, resiliency, and cost effectiveness for our customers.



Bloom Energy Servers deployed at utility scale

There were a few key trends that played to our capabilities in Q4 and 2019, including rising utility rates in our domestic markets and an increased focus on the causes and consequences of climate change in the form of more severe and frequent power outages in the United States. Additionally, momentum in the Korean market continued as the country adopts lower carbon energy solutions.

We are pleased with our Q4 and FY19 financial results, and look forward to executing on our Q1 FY20 operating plan. We remain optimistic about the long-term potential for clean, reliable, and affordable energy as we continue to see an acceleration in business from areas and industries that place a high value on resilient power. The impact of California's Public Safety Power Shutoffs and other areas impacted by extreme weather events in other parts of the world are driving customer engagement and demand. As businesses increasingly move to safeguard their operations and protect their employees and customers from extreme events, we increasingly deploy our AlwaysON Microgrid technology.


Bloom Energy AlwaysON Microgrid Solution
FACILITY LOAD
BLOOM ENERGY SERVERS PROVIDE PRIMARY POWER WHEN GRID IS AVAILABLE
CRITICAL LOADS
BLOOM ENERGY SERVERS SWITCH TO MICROGRID MODE TO POWER CRITICAL LOADS IN EVENT OF GRID OUTAGE

Microgrids protect our customers from unplanned and planned outages

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Q4 Fiscal 2019 Financial Highlights

Summary GAAP Profit and Loss Statements

($000)	Q4'19	Q3'19 (As Restated)	Q4'18 (As Restated)	FY'19	FY'18 (As Restated)
Revenue	213,798	224,561	157,399	786,194	633,665
Cost of Revenue	187,710	181,002	149,305	684,567	525,979
Gross Profit	**26,088**	**43,559**	**8,094**	**101,627**	**107,686**
Gross Margin	***12.2%***	***19.4%***	***5.1%***	***12.9%***	***17.0%***
Operating Expenses	72,822	77,636	105,392	330,392	270,759
Operating Income	**(46,734)**	**(34,077)**	**(97,298)**	**(228,765)**	**(163,073)**
Operating Margin	***-21.9%***	***-15.2%***	***-61.8%***	***-29.1%***	***-25.7%***
Non-operating Expenses[1]	20,326	16,757	16,916	73,715	108,350
Net Loss available to common stockholders	**(67,060)**	**(50,834)**	**(114,214)**	**(302,480)**	**(271,423)**

1. Non-Operating Expenses, tax provision and non-controlling interest

A Note on the Impact of Accounting Adjustments to our Results

On February 12, 2020, we issued a press release and filed a Form 8-K with the SEC communicating that we would be restating our financial statements to reflect a correction of an error in the accounting treatment for Managed Services contracts where the revenue will now be recognized over the duration of those contracts rather than upfront at time of acceptance. While making these adjustments, we also identified and made some additional adjustments related to the capitalization of stock-based compensation to inventory, derivative expense calculations and other items. These adjustments are also reflected as adjustments to our consolidated financial statements, and fall within the impact ranges that we provided on February 12. Our GAAP results outlined in this Letter to Shareholders now reflect the impact of these adjustments related to the restatement.

In Q4'19, we also adopted the new revenue recognition standard, ASC 606, retroactive back to January 1, 2019. ASC 606 is a standard that intends to improve the comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets. Our GAAP results also include the impact of this accounting standard, which we adopted for the fiscal year ended December 31, 2019.

So that you can understand the impact of the restatements and the adoption of ASC 606 on our financial results, we have provided

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detailed reconciliations of our GAAP results with these adjustments at the end of this letter. Furthermore, we note that the restatement occurred prior to reporting Q4’19 results. The issues giving rise to the restatement also had an impact on our Q4’19 results which is outlined in the following narrative. Product and Installation Backlog Expands to 1,983 Systems Our stated goal is to maintain a product and installation backlog that supports approximately 9 to 12 months of future acceptances. 2019 was a strong year for new bookings, and we expanded our product and installation backlog to 1,983 systems at year-end, a 43.3% increase from the prior year end. This is also 66% higher than the 1,194 systems accepted in 2019. Our current backlog and planned acceptances keeps us comfortably in the 9 to 12 month range of future acceptances. As a reminder, given the variability of orders from quarter-to-quarter, we update and disclose our product backlog at the close of each fiscal year. Total Acceptances We achieved a record of 386 acceptances in Q4 FY19, or 38.6 Megawatts (MW), from new and existing customers, a 50.2% increase year-over-year. Generally, an acceptance occurs when the system is turned on and producing full power. For orders where one of our international partners performs the installation, our acceptance criteria is different. Those acceptances are generally achieved when the systems are shipped or delivered to our partner. Upon acceptance, the customer order is moved from product backlog and is recognized as revenue. The 386 acceptances represented twelve different end customers, across nine industries and three countries. For the full year 2019, we achieved 1,194 acceptances, a 47.6% increase over the 809 acceptances achieved in 2018. Revenue We achieved $213.8 million of revenue in Q4 FY19 compared to $157.4 million in Q4 FY18, an increase of 35.8% year-over-year, mainly attributable to the 50.2% increase in acceptances. 5

The impact of ASC 606 and the adjustments related to the restatement resulted in a decrease to revenue of $47.4 million in Q4 FY19, compared to a decrease in revenue of $56.2 million in Q4 FY18. For the full year 2019, we achieved $786.2 million in revenue, an increase of 24.1% over the $633.7 million that we recognized for the full year 2018, again driven by the 47.6% increase in acceptances. The impact of ASC 606 and the adjustments related to the restatement resulted in a decrease to revenue of $142.9 million in 2019, compared to a decrease in revenue of $108.4 million in 2018. Gross Profit and Gross Margin Gross profit on a GAAP basis increased by $18.0 million, or 222.2%, to $26.1 million in Q4 FY19, yielding a gross margin of 12.2% from gross profit of $8.1 million and gross margin of 5.1% in Q4 FY18. Both gross profit and gross margin increased due to higher acceptance volume, favorable acceptance mix and cost reduction efforts. Excluding stock-based compensation, non-GAAP gross profit increased by $6.2 million, or 21.8% to $34.7 million in Q4 FY19, yielding a gross margin of 16.2%, from gross profit of $28.5 million and gross margin of 18.1% in Q4 FY18. Non-GAAP gross profit increased due to higher acceptance volume, cost reduction efforts and lower service losses offset by the write-offs associated with the PPA upgrade transactions. Non-GAAP gross margin decreased due to the write-offs associated with the PPA upgrade transactions and higher mix of ratable revenue systems of 50 in Q4 FY19 versus 20 in Q4 FY18. The impact of ASC 606 and the adjustments related to the restatement (excluding charges for stock-based compensation) resulted in a decrease of gross profit of $32.8 million in Q4 FY19, compared to a decrease in gross profit of $10.2 million in Q4 FY18. On a sequential basis, gross profit and gross margin are down respectively, relative to Q3 FY19’s gross profit and gross margin of $43.6 million and 19.4%, respectively. This is driven primarily by the higher mix of acceptances where we recognized revenue ratably versus upfront. We had 13% of our acceptances recognized ratably in Q4 FY19 versus 0% in Q3 FY19. For the full year 2019, gross profit on a GAAP basis decreased by $6.1 million, or 5.7%, to $101.6 million, yielding a gross margin of 12.9% 6 from gross profit of $107.7 million and gross margin of 17.0% for the full year 2018. Excluding stock-based compensation, non-GAAP gross profit increased by $9.7 million, or 7.1%, to $147.1 million for the full year 2019, yielding a gross margin of 18.7% from non-GAAP gross profit of $137.4 million and gross margin of 21.7% for the full year 2018. Gross profit increased primarily due to an increase in volume, offset by write-offs for PPA upgrade transactions. Our gross margin decreased primarily due to write-offs for the PPA upgrade transactions. The impact of ASC 606 and the adjustments related to the restatement (excluding charges for stock-based compensation) Bloom Energy Servers deployed at a ATT in resulted in a decrease of gross profit of $62.9 million in FY19, San Jose, California compared to a decrease in gross profit of $21.2 million in FY18. Operating Expenses Operating expenses for Q4 FY19 on a GAAP basis were $72.8 million, which included an increase in year-over-year investments in headcount and materials to support our next generation Bloom Energy Server development, new product application development for zero carbon-based solutions, and investments in our demand generation functions to support increased growth partially offset by lower stock-based compensation. Excluding stock-based compensation, operating expenses for Q4 FY19 on a non-GAAP basis were $45.4 million, which was up $0.8 million sequentially from Q3 FY19 and increased $11.4 million year- over-year, or 33.5%. As a percent of total revenue, our operating expenses, again excluding stock-based compensation, were essentially flat at 21.2% in Q4 FY19 compared to 21.6% of revenue in Q4 FY18. Compared to Q3 FY19, operating expenses, excluding stock-based compensation in Q4 FY19 were up 1.3 percentage points from 19.9% to 21.2%. For the full year 2019, operating expenses on a GAAP basis were $330.4 million, which included an increase in year-over-year investments in headcount and materials to support our next generation Bloom Energy Server development, new product application development for zero carbon-based solutions, and investments in our demand generation functions to support increased growth. 7

Excluding stock-based compensation, operating expenses for the full year FY19 on a non-GAAP basis were $179.5 million, which was up from the full year FY18 of $132.0 million, an increase of $47.5 million year-over-year, or 36.0%. Net Loss and Adjusted EBITDA Net loss for Q4 FY19 on a GAAP basis was $67.1 million. The results for Q4 FY19 included $36.1 million of stock-based compensation expenses generally related to equity grants issued at the time of our Initial Public Offering in July 2018. The impact of ASC 606 and the adjustments related to the restatement (excluding charges for stock-based compensation) on net loss for Q4 FY19 resulted in a higher net loss by $38.7 million, compared to a higher net loss of $15.5 million in Q4 FY18. Bloom Energy Servers deployed at a California manufacturer Excluding stock-based compensation, non-GAAP net loss increased by $8.6 million to a $31.0 million loss in Q4 FY19 from a net loss of $22.4 million in Q4 FY18. Net loss increased due to write-offs associated with the PPA upgrades and increase in operating expenses, offset by higher gross profit from an increase in acceptance volume. For the full year 2019, net loss on a GAAP basis was $302.5 million, an increase of 11.5% over $271.4 million for the full year FY18. The impact of ASC 606 and the adjustments related to the restatement (excluding charges for stock-based compensation) on net loss for the full year 2019 resulted in an $87.3 million greater net loss than otherwise would have been reported, compared to $41.5 million greater net loss for the full year 2018. Excluding stock-based compensation, non-GAAP net loss increased by $3.3 million to a net loss of $106.2 million for the full year FY19 from a net loss of $102.9 million in the full year FY18. Net loss increased due to write-offs associated with the PPA upgrades and increase in operating expenses, offset by higher gross profit from an increase in acceptance volume. Adjusted EBITDA for Q4 FY19 was $3.7 million, a decrease of $3.0 million from Q4 FY18 adjusted EBITDA of $6.7 million due to write- offs associated with the PPA upgrades and increases in operating 8 expenses, offset by higher gross profit from an increase in acceptance volume. The impact of ASC 606 and the adjustments related to the restatement (excluding charges for stock-based compensation) on adjusted EBITDA for Q4 FY19 was a $28.8 million lower adjusted EBITDA than otherwise would have been reported, as compared to $7.3 million for Q4 FY18. Adjusted EBITDA for the full year 2019 was $48.3 million, a decrease of $8.0 million from the full year 2018 adjusted EBITDA of $56.3 million due to one-time write-offs associated with the PPA upgrades and increases in operating expenses, offset by higher gross profit from an increase in acceptance volume. The impact of ASC 606 and the adjustments related to the restatement (excluding charges for stock-based compensation) on adjusted EBITDA for the full year 2019 was a $49.0 million lower adjusted EBITDA than otherwise would have been reported, as compared to $10.6 million lower for the full year 2018. Earnings Per Share EPS for Q4 FY19 on a GAAP basis was ($0.57), an improvement of 47 cents from ($1.04) EPS for Q4 FY18. Adjusted EPS for Q4 FY19 was ($0.28), a slight decline from adjusted EPS of ($0.26) in Q4 FY18. The impact of ASC 606 and the adjustments related to the restatement (excluding charges for stock-based compensation) on adjusted EPS for Q4 FY19 was $0.32 lower EPS than otherwise would have been reported, as compared to $0.14 lower EPS for Q4 FY18. EPS for the full year 2019 on a GAAP basis was ($2.63), an improvement of $2.47 from ($5.10) EPS for the full year 2018. Adjusted EPS for the full year 2019 was ($1.03), an improvement of $0.13 from adjusted EPS of ($1.16) for the full year 2018. The impact of ASC 606 and adjustments related to the restatement (excluding charges for stock-based compensation) on adjusted EPS for the full year 2019 was $0.73 lower EPS than otherwise would have been reported, as compared to $0.43 lower for the full year 2018. 9

Change in Net Cash Our cash position, including restricted cash, increased by $19.5 million to $377.4 million from Q3 FY19 to Q4 FY19, Our cash position, including restricted cash and short-term investments, decreased by $7.4 million in 2019 from 2018. Estimates Our outlook for: Q1 FY20 Total Revenue $140M to $160M Adjusted EBITDA ($25M) to ($15M) Operating Expenses (excluding $48.0M to $51.0M This outlook is subject to a number of risks and uncertainties and actual results may differ materially due to a variety of factors, as more clearly outlined in the “Forward-Looking Statements” section of this Letter to Shareholders. Q4 Fiscal 2019 Business Highlights Diverse, International Customer Base Supports Strong Acceptances For our US commercial and industrial (C&I) sector, we continued our momentum in healthcare, education, retail, and utility sectors, and saw new acceptances in the technology, media and telecommunications, and hospitality and entertainment industries. Throughout the year, existing customers have been increasing their Bloom Energy Server XXX footprint and deploying our technology at multiple locations. PLACEHOLDER FOR CUSTOMER In our Asia-Pacific region, we have demonstrated the strength of our PICTURE technology and deepened our market penetration. In Korea, our flagship 8.35 MW power tower project achieved its first year of commercial operations and greatly exceeded its contractual Bloom Energy Servers deployed at the obligations. In India, we signed our first commercial scale on-site Osaka Fish Market in Japan biogas to electricity project in the country. In Japan, our systems continued to operate during typhoon Hagibis, one of the largest storms in decades to hit the country. 10

Strong Market Opportunity for Microgrids As Power Outages Continue to Rise

Power outages have nearly tripled over the past decade, impacting more businesses and communities than ever before.

Just this past year, California's major utilities shut off power to millions of people in an attempt to reduce the risk of their electric equipment sparking fires (PSPS) – some regions of the state were without power for nearly six days. That same week in October, a record-breaking bomb cyclone hit the Northeast and knocked out power for 600,000 utility customers. In addition, in July 2019, a mid-summer blackout in New York City caused by "a flawed connection" plunged 72,000 customers into darkness.


Power Outage Map
50,015
51,192,509
Bloom Energy's Power Outage Map Shows Increase in Blackouts in California

With extreme weather events on the rise, the nation's antiquated grid infrastructure will increasingly struggle. Moreover, with more frequent and longer-lasting power outages on the horizon, businesses and communities are increasingly taking their energy needs into their own hands.

As such, businesses are increasingly adopting microgrids to safeguard their operations and protect their employees and customers from these events. To help our customers prepare for future wildfire seasons, we launched a new Quick-Deploy Microgrid Program for PSPS Readiness, which provides permanent AlwaysON Microgrids for their facilities. This program will enable our customers to deploy a resilient microgrid infrastructure prior to the anticipated start of the 2020 wildfire season, as well as receive clean electricity at a predictable cost to mitigate the impact of utility rate increases.


STOP&SHOP
We will be powering 40 Stop and Shop grocery stores with our AlwaysOn Microgrid in Massachusetts and New York.

We are also increasingly deploying our AlwaysON Microgrid technology on the East coast, where there has been an increase in grid events as well. We recently announced that we will be powering 40 Stop & Shop grocery stores with our AlwaysON Microgrid configuration in Massachusetts and New York, ensuring that their stores can better serve their local communities when needed most, such as during severe weather or winter storms.

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Summary As we look toward 2020 and beyond, we are confident in our long-term strategy and the team’s ability to execute it. We thank you, our shareholders, for your ongoing support. Our business is complex and our path forward hasn’t always been linear, but we are committed to our goals. Furthermore, we promise transparency along the way. Our outlook reflects the current momentum we are seeing in the market. And importantly, we remain focused on refinancing our December 2020 debt maturities by the first half of the calendar year. Within this context, we continue on our mission to deliver clean, reliable and affordable energy to everyone in the world. Sincerely, KR Sridhar, Founder, Chairman and Chief Executive Officer Randy Furr, Chief Financial Officer 12

Bloom Energy
Summary GAAP Profit and Loss Statements

($000)	Q4'19	Q3'19 (As Restated)	Q4'18 (As Restated)	FY'19	FY'18 (As Restated)
Revenue	213,798	224,561	157,399	786,194	633,665
Cost of Revenue	187,710	181,002	149,305	684,567	525,979
Gross Profit	**26,088**	**43,559**	**8,094**	**101,627**	**107,686**
Gross Margin	***12.2%***	***19.4%***	***5.1%***	***12.9%***	***17.0%***
Operating Expenses	72,822	77,636	105,392	330,392	270,759
Operating Loss	**(46,734)**	**(34,077)**	**(97,298)**	**(228,765)**	**(163,073)**
Operating Margin	***-21.9%***	***-15.2%***	***-61.8%***	***-29.1%***	***-25.7%***
Non-operating Expenses[1]	20,326	16,757	16,916	73,715	108,350
Net Loss available to common stockholders	**(67,060)**	**(50,834)**	**(114,214)**	**(302,480)**	**(271,423)**

1. Non-operating Expenses, tax provision and non-controlling interest

Bloom Energy
Summary Adjusted Financial Information

Q4'19 Reconciliation GAAP to Adjusted Results ($000)	GAAP	Impact of ASC 606	Adjustments related to the restatement[2]	SBC	Adjusted Results
Revenue	213,798	8,399	38,977		261,174
Cost of Revenue	187,710	1,980	12,588	(8,594)	193,684
Gross Profit	**26,088**	**6,419**	**26,389**	**8,594**	**67,490**
Gross Margin	***12.2%***				***25.8%***
Operating Expenses	72,822	605	222	(27,463)	46,186
Operating Income (Loss)	**(46,734)**	**5,814**	**26,167**	**36,057**	**21,304**
Operating Margin	***-21.9%***				***8.2%***
Non-operating Expenses[1]	20,326		(6,709)		13,617
Net Income (Loss) available to common stockholders	(67,060)	5,814	32,876	36,057	7,687
Adjusted EBITDA	**(32,401)**	**5,814**	**23,002**	**36,057**	**32,472**

1. Non-operating Expenses, tax provision and non-controlling interest
2. Excludes $1,035k of SBC Expense

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Q3'19 Reconciliation GAAP to Adjusted Results ($000)	GAAP (As Restated)	Impact of ASC 606	Adjustments related to the restatement[2]	SBC	Adjusted Results
Revenue	224,561	14,023	(5,113)	-	233,471
Cost of Revenue	181,002	2,459	(2,263)	(7,985)	173,213
Gross Profit (Loss)	**43,559**	**11,564**	**(2,850)**	**7,985**	**60,258**
Gross Margin	***19.4%***				***25.8%***
Operating Expenses	77,636	520	(43)	(33,062)	45,051
Operating Income (Loss)	**(34,077)**	**11,044**	**(2,807)**	**41,047**	**15,207**
Operating Margin	***-15.2%***				***6.5%***
Non-operating Expenses[1]	16,757		(6,500)		10,257
Net Income (Loss) available to common stockholders	(50,834)	11,044	3,693	41,047	4,950
Adjusted EBITDA	**(5,336)**	**11,044**	**(5,927)**	**41,047**	**40,828**

1.Non-operating Expenses, tax provision and non-controlling interest
2.Excludes $1,192k of SBC Expense

FY'19 Reconciliation GAAP to Adjusted Results ($000)	GAAP	Impact of ASC 606	Adjustments related to the restatement[2]	SBC	Adjusted Results
Revenue	786,194	34,569	108,371	-	929,134
Cost of Revenue	684,567	7,129	72,928	(45,429)	719,195
Gross Profit	**101,627**	**27,440**	**35,443**	**45,429**	**209,939**
Gross Margin	***12.9%***				***22.6%***
Operating Expenses	330,392	1,399	161	(150,862)	181,090
Operating Income (Loss)	**(228,765)**	**26,041**	**35,282**	**196,291**	**28,849**
Operating Margin	***-29.1%***				***3.1%***
Non-operating Expenses[1]	73,715		(25,947)		47,768
Net Income (Loss) available to common stockholders	(302,480)	26,041	61,229	196,291	(18,919)
Adjusted EBITDA	**(148,007)**	**26,041**	**22,986**	**196,291**	**97,311**

1.Non-operating Expenses, tax provision and non-controlling interest
2. Excludes $6,314k of SBC Expense

Q4'18 Reconciliation GAAP to Adjusted Results ($000)	GAAP (As Restated)	Adjustments related to the restatement[2]	SBC	Adjusted Results
Revenue	157,399	56,207	-	213,606
Cost of Revenue	149,305	46,028	(20,432)	174,902
Gross Profit	**8,094**	**10,179**	**20,432**	**38,704**
Gross Margin	***5.1%***			***18.1%***
Operating Expenses	105,392	32	(71,377)	34,047
Operating Income (Loss)	**(97,298)**	**10,147**	**91,808**	**4,657**
Operating Margin	***-61.8%***			***2.2%***
Non-operating Expenses[1]	16,916	(5,310)		11,606
Net Income (Loss) available to common stockholders	(114,214)	15,457	91,808	(6,949)
Adjusted EBITDA	**(85,139)**	**7,335**	**91,808**	**14,004**

1.Non-operating Expenses, tax provision and non-controlling interest
2. Excludes $1,025k of SBC Credit

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FY'18 Reconciliation GAAP to Adjusted Results ($000)	GAAP (As Restated)	Adjustments related to the restatement [2]	SBC	Adjusted Results
Revenue	633,665	108,373	-	742,038
Cost of Revenue	525,979	87,187	(29,680)	583,486
Gross Profit	**107,686**	**21,186**	**29,680**	**158,552**
Gross Margin	***17.0%***			***21.4%***
Operating Expenses	270,759	168	(138,803)	132,124
Operating Income (Loss)	**(163,073)**	**21,018**	**168,482**	**26,427**
Operating Margin	***-25.7%***			***3.6%***
Non-operating Expenses[1]	108,350	(20,455)		87,895
Net Income (Loss) available to common stockholders	(271,423)	41,473	168,482	(61,468)
Adjusted EBITDA	**(112,208)**	**10,590**	**168,482**	**66,864**

1.Non-operating Expenses, tax provision and non-controlling interest

2. Excludes $11,802k of SBC Credit

Q4'19 Non GAAP Results $'000	Upfront	Ongoing			Total
	Product + Install	Service	Electricity	Total Ongoing	Q4'19
Acceptances (100kW)	336		50		386
Revenue	172,856	25,628	15,314	40,942	213,798
Cost of Revenue	150,107	16,224	12,785	29,009	179,116
Gross Profit	**22,749**	**9,404**	**2,529**	**11,933**	**34,682**
Operating Expenses					45,359
Operating Loss					**(10,677)**

Product & Install Unit Economics ($/kW)	Q4'19	Q3'19	Q4'18	FY'19	FY'18
ASP	5,906	6,618	6,756	6,570	7,155
TISC[1]	4,289	3,730	5,344	4,641	5,425
Profit (Loss)	**1,617**	**2,888**	**1,412**	**1,929**	**1,730**

1. Total installed system cost is a cost metric to approximate the product and install cost of goods sold on a per kilowatt basis

Working Capital Metrics	12/31/2019	9/30/2019	12/31/2018
Days of Sales	12	13	27
Days of Inventory	81	75	73
Days of Payables	42	43	33

15

Bloom Energy Servers have been deployed at approximately 600 locations across diverse industries in four countries. 16

Bloom Energy Condensed Consolidated Balance Sheets (unaudited) (in thousands) Years Ended December 31, 2019 2018 (As Restated) Assets Current assets: Cash and cash equivalents $ 202,823 $ 220,728 Restricted cash 30,804 28,657 Short-term investments - 104,350 Accounts receivable 41,588 88,784 Inventories 109,606 135,265 Deferred cost of revenue 62,412 44,727 Customer financing receivable 5,108 5,594 Prepaid expense and other current assets 28,068 36,748 Total current assets 480,409 664,853 Property, plant and equipment, net 607,059 716,751 Customer financing receivable, non-current 50,747 67,082 Restricted cash (non-current) 143,761 31,100 Deferred cost of revenue, non-current 6,665 45 Other long-term assets 41,652 42,882 Total assets $ 1,330,293 $ 1,522,713 Liabilities, Convertible Redeemable Preferred Stock, Redeemable Noncontrolling Interest and Stockholders’ Deficit Current liabilities: Accounts payable $ 55,579 $ 66,889 Accrued warranty 10,334 17,968 Accrued expenses and other current liabilities 70,284 66,838 Financing Obligations 12,685 9,285 Deferred revenue and contract liabilities 92,952 72,390 Current portion of recourse debt 304,627 8,686 Current portion of non-recourse debt 8,273 18,962 Current portion of recourse debt from related parties 20,801 - Current portion of non-recourse debt from related parties 3,882 2,200 Total current liabilities 579,416 263,218 Derivative liabilities 17,551 14,143 Deferred revenue and contract liabilities (non-current) 125,529 87,308 Financing obligations, non-current 439,138 375,765 Long-term portion of recourse debt 75,962 360,339 Long-term portion of non-recourse debt 192,180 289,241 Long-term portion of recourse debt from related parties - 27,734 Long-term portion of non-recourse debt from related parties 31,087 34,119 Other long-term liabilities 28,013 26,197 Total liabilities 1,488,877 1,478,064 Redeemable noncontrolling interest 443 57,261 Stockholders’ deficit: Common stock: Class A shares and Class B shares 12 11 Additional paid-in capital 2,686,759 2,481,352 Accumulated other comprehensive gain 19 131 Accumulated deficit (2,937,108) (2,619,216) Total stockholders’ deficit (250,318) (137,721) Noncontrolling interest 91,291 125,110 Total liabilities, redeemable noncontrolling interest, stockholders' deficit and noncontrolling interest $ 1,330,293 $ 1,522,713 17

Bloom Energy

Condensed Consolidated Statements of Operations (unaudited) (in thousands, except per share data)

	Three Months Ended December 31st		Years Ended December 31,	
	2019	2018 (As Restated)	2019	2018 (As Restated)
Revenue:				
Product	$ 158,427	$ 103,937	$ 557,336	$ 400,638
Installation	14,429	11,066	60,826	68,195
Service	25,628	21,778	95,786	83,267
Electricity	15,314	20,618	72,246	81,565
Total revenue	213,798	157,399	786,194	633,665
Cost of revenue:				
Product	141,782	86,154	435,479	281,275
Installation	16,016	19,732	73,464	94,387
Service	17,127	31,818	100,238	100,689
Electricity	12,785	11,601	75,386	49,628
Total cost of revenue	187,710	149,305	684,567	525,979
Gross profit	26,088	8,094	101,627	107,686
Operating expenses:				
Research and development	22,149	32,970	104,169	89,135
Sales and marketing	17,358	24,951	73,573	62,807
General and administrative	33,315	47,471	152,650	118,817
Total operating expenses	72,822	105,392	330,392	270,759
Loss from operations	(46,734)	(97,298)	(228,765)	(163,073)
Interest income	862	1,996	5,661	4,322
Interest expense:				
- Interest expense	(21,547)	(21,695)	(87,131)	(96,839)
- Interest expense, related party	(1,933)	(1,628)	(6,756)	(8,893)
Other income (expense), net	138	636	706	(999)
Loss on revaluation of warrant liabilities and embedded derivatives	(540)	193	(2,160)	(22,140)
Net loss before income taxes	(69,754)	(117,796)	(318,445)	(287,622)
Income tax provision	30	1,079	633	1,537
Net loss	(69,784)	(118,875)	(319,078)	(289,159)
Less: net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(5,178)	(4,661)	(19,052)	(17,736)
Net loss attributable to Class A and Class B common stockholders	(64,606)	(114,214)	(300,026)	(271,423)
Less: deemed dividend to noncontrolling interest	(2,454)	-	(2,454)	-
Net loss available to Class A and Class B common stockholders	$ (67,060)	$ (114,214)	$ (302,480)	$ (271,423)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$ (0.57)	$ (1.04)	$ (2.63)	$ (5.10)
Weighted average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	118,588	109,416	115,118	53,268

18

Bloom Energy

Management's Use of Non-GAAP Financial Measures

This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business.

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) (In Thousands)

Gross Profit and Gross Margin to Gross Profit Excluding Stock-Based Compensation and Gross Margin Excluding Stock-Based Compensation

Gross margin and gross profit excluding stock-based compensation (SBC) are a supplemental measures of operating performance that do not represent and should not be considered alternatives to gross margin or gross profit, as determined under GAAP. These measures remove the impact of stock-based compensation. We believe that gross margin and gross profit excluding stock-based compensation supplement the GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of gross margin and gross profit excluding stock-based compensation to gross margin and gross profit, the most directly comparable GAAP measures, and the computation of gross margin excluding stock-based compensation are as follows:

	Q4'19	Q3'19 (As Restated)	Q4'18 (As Restated)	FY'19	FY'18 (As Restated)
Revenue	**213,798**	**224,561**	**157,399**	**786,194**	**633,665**
Gross Profit	26,088	43,559	8,094	101,627	107,686
Gross Margin %	**12.2%**	**19.4%**	**5.1%**	**12.9%**	**17.0%**
Stock-based compensation (Cost of Revenue)	8,594	7,985	20,432	45,429	29,680
Gross Profit excluding SBC	34,682	51,544	28,526	147,056	137,366
Gross Margin excluding SBC %	**16.2%**	**23.0%**	**18.1%**	**18.7%**	**21.7%**

Operating Loss to Operating Income (Loss) Excluding Stock-Based Compensation

Operating income (loss) excluding stock-based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that operating income (loss) excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of operating income (loss) excluding stock-based compensation to operating loss, the most directly comparable GAAP measure, and the computation of operating income (loss) excluding stock-based compensation are as follows:

	Q4'19	Q3'19 (As Restated)	Q4'18 (As Restated)	FY'19	FY'18 (As Restated)
Operating Loss	**(46,734)**	**(34,077)**	**(97,298)**	**(228,765)**	**(163,073)**
Stock-based compensation	36,057	41,047	91,808	196,291	168,482
Operating Income (Loss) excluding SBC	**(10,677)**	**6,970**	**(5,490)**	**(32,474)**	**5,409**

19

Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share

Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. These measures remove the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of warrants and derivatives, fair market value adjustment for the PPA derivatives, and stock-based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

	Q4'19	Q3'19 (As Restated)	Q4'18 (As Restated)	FY'19	FY'18 (As Restated)
Net Loss available to common stockholders	**(67,060)**	**(50,834)**	**(114,214)**	**(302,480)**	**(271,423)**
Deemed Dividend for noncontrolling interests	2,454			2,454	
Loss for non-controlling interests[1]	(5,178)	(5,027)	(4,661)	(19,052)	(17,736)
Loss on warrant & derivatives liabilities[2]	540	540	(193)	2,160	22,140
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	(634)	828	(1,175)	844	(2,227)
Stock-based compensation	36,057	41,047	91,808	196,291	168,482
Adjusted Net Loss	**(33,821)**	**(13,446)**	**(28,434)**	**(119,783)**	**(100,763)**
Pro forma weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[4]	119,532	117,263	110,314	116,062	94,825
Net Loss available to Common Stockholders per share	**($0.57)**	**($0.44)**	**($1.04)**	**($2.63)**	**($5.10)**
Adjusted Net Loss per share	**($0.28)**	**($0.11)**	**($0.26)**	**($1.03)**	**($1.06)**
Adjusted Net Loss	**(33,821)**	**(13,446)**	**(28,434)**	**(119,783)**	**(100,763)**
ASC 606 Impact	5,814	11,044		26,041	
Adjustments related to the restatement	32,335	3,154	15,664	59,069	40,923
Adjusted Net Income (Loss) before accounting adjustments	**4,328**	**752**	**(12,771)**	**(34,673)**	**(59,841)**
Adjusted Net Income (Loss) per share before accounting adjustments	**$0.04**	**$0.01**	**$(0.12)**	**$(0.30)**	**$(0.63)**

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes and other derivatives
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company), a wholly owned subsidiary
4. Includes adjustments to reflect assumed conversion of redeemable convertible preferred stock and convertible promissory notes

20

Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

	Q4'19	Q3'19 (As Restated)	Q4'18 (As Restated)	FY'19	FY'18 (As Restated)
Net Loss available to Common Stockholders	**(67,060)**	**(50,834)**	**(114,214)**	**(302,480)**	**(271,423)**
Deemed Dividend for noncontrolling interests	2,454	-	-	2,454	-
Loss for non-controlling interests[1]	(5,178)	(5,027)	(4,661)	(19,052)	(17,736)
Loss (gain) on warrant & derivatives liabilities[2]	540	540	(193)	2,160	22,140
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	(634)	828	(1,175)	844	(2,227)
Stock-based compensation	36,057	41,047	91,808	196,291	168,482
Depreciation & Amortization	14,967	27,913	13,334	79,915	53,091
Provision (benefit) for Income Tax	30	137	1,079	633	1,537
Interest Expense / Other Misc	22,480	21,107	20,691	87,520	102,959
Adjusted EBITDA	**3,656**	**35,711**	**6,670**	**48,284**	**56,274**
ASC 606 Impact	5,814	11,044		26,041	
Adjustments related to the restatement	23,002	(5,927)	7,335	22,986	10,590
Adjusted EBITDA before accounting adjustments	**32,472**	**40,828**	**14,004**	**97,311**	**66,864**

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes and other derivatives
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company)

21

Safe Harbor Statement / Forward-Looking Statements This letter may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the timing of the proposed refinancing of our current debt facilities; potential new market opportunities for Bloom technology; the potential impact of power shutdowns in California on our future business; and estimates related to our financial outlook Q1 2020, the first half of 2020 and the second half of 2020. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, our limited operating history, the emerging nature of the distributed generation market, the significant losses we have incurred in the past, the significant upfront costs of our Energy Servers, the risk of manufacturing defects, the accuracy of our estimates regarding the useful life of our Energy Servers, the availability of rebates, tax credits and other tax benefits, our reliance on tax equity financing arrangements, our reliance upon a limited number of customers, our lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of our Energy Servers, business and economic conditions and growth trends in commercial and industrial energy markets, global economic conditions and uncertainties in the geopolitical environment; overall electricity generation market, the impact of the Covid-19 virus on the global economy and its potential impact on our supply chain, the restatement of our financial statements as announced in our Current Report on Form 8-K filed with the SEC on February 12, 2020 and other risks and uncertainties. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we, nor any other person (including any potential underwriter of our securities), assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law. These forward-looking statements should also be read in conjunction with the other cautionary statements that are included elsewhere in our public filings, including under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and subsequent filings with the SEC. The statements in this shareholder letter were made as of March 16, 2020 and reflect management’s views and expectations at that time. We disclaim any obligation to update or revise any forward-looking statements in this letter to reflect subsequent events, actual results or changes in our expectations, except as required by law. 22